Exhibit (p)(6)

Code of Ethics

Effective January 1, 2018

I.	STATEMENT OF BUSINESS ETHICS OF CHARTWELL INVESTMENT PARTNERS, LLC

Chartwell Investment Partners, LLC is committed to maintaining the highest legal and ethical standards in the conduct of our business. We have built our reputation on client trust and confidence in our professional abilities and our integrity. As fiduciaries, we place our clients’ interests above our own. Meeting this commitment is the responsibility of our Firm and each and every one of our employees.

A.	Code of Ethics for Chartwell (Amended 05/2016)

The following Code of Ethics shall apply to all access persons which includes partners, officers, full-time employees of Chartwell ("Associates") and temporary employees with access to client and/or proprietary information.1 This Code of Ethics is based on the principle that all Chartwell Associates owe a fiduciary duty to the Firm’s clients to conduct their affairs, including their personal securities transactions, at all times in accordance with federal securities laws and in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest.

Please direct any questions about this Code of Ethics to the Compliance Officer.

1.	Code of Conduct Governing Personal Securities Transactions.

a.	The personal trading activities of all Chartwell Associates must be conducted in a manner to avoid actual or potential conflicts of interest with Chartwell’s clients. No Associate may use his or her position with Chartwell or any investment opportunities he or she learns of because of his or her position with Chartwell, to the detriment of Chartwell’s clients. Chartwell Associates must comply with all applicable federal securities laws as defined in Rule 204A-1 under the Investment Advisers Act. Chartwell Associates are not permitted to front-run any securities transaction of a client, or to scalp by making recommendations for clients with the intent of personally profiting from personal holdings of transactions in the same or related securities. Each Associate should promptly report any situation or transaction involving an actual or potential conflict of interest to the Compliance Officer and each Associate shall report to the Compliance Officer any violations of this Code.

1 Members of the firm's Board of Directors may engage in personal securities transactions. Such directors are subject to this Code only if they are involved in making securities recommendations to clients or have access to such recommendations that are nonpublic or have access to nonpublic information regarding client transactions or the portfolio holdings of any reportable fund hereunder.

b.	Even if not specifically prohibited under paragraph 5 below, certain personal trading activities may create or appear to create conflicts of interest. If an Associate has any doubt whether a personal trade raises a conflict of interest, the Associate should consult the Compliance Officer before trading. The Compliance Officer’s determination as to whether a particular personal trading activity is permitted shall be conclusive. If the Compliance Officer determines that a particular personal trading activity is not permitted, the Associate must refrain from or terminate the activity immediately. Failure to comply with the Compliance Officer’s determination may result in sanctions, up to and including termination.

c.	The Management Committee may except any person, security or transaction from any specific provision of the Code. The Management Committee will prepare a report documenting the nature of any exception granted, the persons involved and the reasons for granting such exception. Any approval or exception granted by the Management Committee under this Code shall not be viewed as or deemed to be a Code violation.

2.	Who Is Covered By These Requirements?

All Chartwell Associates and members of their immediate family or significant others who reside in their household are subject to Chartwell’s policies and procedures governing personal securities transactions.

3.	What Accounts and Transactions Are Covered?

(i)        Subject to the last sentence of this paragraph, the policies and procedures cover (1) all personal securities accounts and open-end mutual fund*transactions of each Chartwell Associate, and (2) all securities and accounts in which a Chartwell Associate has “beneficial ownership.” For purposes of these requirements, “beneficial ownership” has the same meaning as in Securities Exchange Act Rule 16a-1(a)(2). Generally, a person has beneficial ownership of a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares direct or indirect interest in the security. A transaction by or for the account of a spouse or other immediate family member sharing the Associate’s household is presumed to be the same as a transaction by the Associate. Instances where Chartwell Associates trade for the account of spouses or other immediate family members not living in the same home are also covered.Securities accounts and/or transactions by any private pooled investment products (including without limitation, private investment partnerships (i.e.-hedge funds, incubator funds) and wrap programs)that a Chartwell Associate might be deemed to have a pecuniary interest in, are exempt from the blackout periods (Section I.E.5.) and pre-clearance requirements (Section I.E.6.) provided that such investment product is sponsored or managed by Chartwell. However, such transactions are still subject to the Code’s reporting requirements (refer to Section I.E.7). Also, securities accounts and/or transactions by any private pooled investment product (including without limitation, private investment partnerships(i.e. -hedge funds, incubator funds) and wrap programs) not sponsored or managed by Chartwell or any related person/entity, in an account over which the Chartwell Associate has no direct or indirect influence or control are exempt from the blackout periods(Section I.E.5.), pre-clearance requirements (Section I.E.6.) and reporting requirements (I.E.7.).

* trades of open-end mutual funds either managed or sub-advised by Chartwell.

4.	Pre-Clearance of Personal Transactions.

a.	Chartwell Associates must pre-clear personal securities transactions with the Trading and Compliance departments. Pre-clearance of a securities transaction is valid for 48 hours (2 days). A Pre-Clearance Form is found at Attachment 1 (Form C). The Compliance Officer will also pre-clear any trader’s trades if another trader is not available. Transactions in Chartwell managed/sub-advised open-end funds must be pre-cleared with the Compliance Department. Forms must then be given to the Compliance Officer (or designee).

b.	Personal trades of “TSC” (TriState Capital Holdings) securities, must be pre-approved by completing Form D (see Appendix) and sending to TriState’s Securities Counsel at least 2 business days prior to proposed transaction. TriState’s pre-approval is required prior to and in addition to pre-approval by Chartwell’s Compliance Department.

c.	Pre-clearance is not necessary for the following transactions:

(i) Purchases or sales over which the Associate has no direct or indirect influence or control.

(ii) Purchases or sales of municipal bonds, exchange -traded funds (“ETFs”) or exchange traded notes (“ETNs”).

(iii) Purchases that are part of an automatic investment plan. Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with predetermined schedules and allocations. An automatic investment plan includes a dividend reinvestment plan.

5.	What Securities Are Covered By These Requirements?

All publicly traded securities: common stock, preferred stock (and derivative forms thereof, including options and futures contracts), corporate bonds and notes, and international stock are covered by these requirements except: (1) securities that are direct obligations of the government of the United States, such as Treasury bills, notes and bonds and derivatives thereof; (2) bankers' acceptances; (3) bank certificates of deposit; (4) commercial paper; (5) high quality short-term debt instruments, including repurchase agreements; (6) shares of registered, open-end funds; (7) exchange traded funds (“ETF”) and notes (“ETN”). Please note that shares of open-end funds managed and sub-advised by Chartwell (see attached list), closed-end funds and unit investment trusts are covered.

6.	What Transactions Are Prohibited By These Requirements?

a.	Chartwell Associates are limited to 5 personal securities trades per month. Certain exceptions will be granted upon review and approval by the Chief Compliance Officer.

b.	Chartwell Associates may not purchase or sell, directly or indirectly, any security within seven calendar days before or three calendar days after the time that the same security is being or has been purchased or sold or considered for purchase or sale for a Chartwell client without prior written approval of the Compliance Officer. Chartwell Associates who breach this prohibition by purchasing a security within seven calendar days before a Chartwell client trades such security and without prior approval, shall be prohibited from selling that security for a period of six months from the date of the trade. Any profits realized from a sale of such security within the proscribed six month period shall be relinquished. Further, a Chartwell Associate who sells a security within seven calendar days before a Chartwell client sells such security and without prior approval shall relinquish any profits realized on such transaction equal to the difference between the Chartwell Associate’s sale price and the Chartwell client’s sale price.

c.	Chartwell Associates may not purchase any securities (including those otherwise excepted from coverage under paragraph 4 above) in a private placement or initial public offering without the prior written approval of the Compliance Officer (i.e.-email the Compliance Group prior to the transaction to attain necessary approval).

d.	Chartwell Associates may not profit from the purchase and sale or sale and purchase of the same security within a 60 day period. Any profits realized from such trades shall be relinquished.

e.	Chartwell Associates purchasing, exchanging or redeeming shares in Chartwell managed or sub-advised open-end funds must comply with the policies and standards set forth in the funds’ prospectuses, including specifically the restrictions on market timing activities and exchanges. In addition, Chartwell Associates who redeem shares of such fund purchased within the preceding 30 days (a “short-term” trade), must report the short-term trade to the Compliance Dept. no more than two business days after the transaction. All short-term trades will be monitored and reviewed by the Compliance Dept., whether or not they are reported. Chartwell Associates may be required to relinquish any profit made on such a trade.

f.	Chartwell Associates may not serve on the board of directors of any publicly traded or private company without the prior written approval of the Compliance Officer.

No Firm funds or property may be used for any unlawful or unethical purpose, nor may any employee attempt to purchase privileges or special benefits through payment of bribes, kickbacks, or any other form of “payoff”. Customary and normal courtesies in conformance with the standards of the industry are allowable except where prohibited by applicable laws or rules. Particular care and good judgment is required when dealing with federal, state or local government officials to avoid inadvertent violations of government ethics rules. Accordingly, no entertainment, gifts or any other items of value should be provided to any official of a governmental body with which the Firm does or is seeking to do business or which has jurisdiction over the activities of the Firm, without the prior approval of the Compliance Officer, as described in the following Gifts and Entertainment policies:

GIFTS:

g.	Chartwell associates are not permitted to accept or give anything valued above the de minimis amount of $100, either directly or indirectly, from/to any persons or entities doing business with the Firm (including but not limited to broker-dealers, service providers, clients or prospective clients). In certain cases, employees may accept or give gifts of greater than de minimis value ($100) only if pre-approved by the Compliance Department.

In order to prevent any conflicts of interest on behalf of our clients or prospective clients, the Compliance Department will keep record of all greater than de minimis gifts accepted or given.

ENTERTAINMENT:

h.	During the course of servicing existing client accounts, Chartwell representatives may entertain clients over a meal, golf outing or other sporting event. Often times, the Firm will also sponsor client hosted events either business related or charitable with cash contributions. These forms of entertainment may directly or indirectly benefit Chartwell in the retention of existing clients or acquisition of prospective clients. To that extent, it is the Firm’s general policy that employees not provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of Chartwell.

In order to prevent any conflicts of interest on behalf of our clients or prospective clients, the Chief Compliance Officer or compliance designee will keep record of all greater than de minimis ($500 or more) entertainment accepted or given and will perform quarterly review of such activity.

The annual maximum value of all gifts and entertainment which can be received by an employee from all sources that do or seek to do business with or on behalf of Chartwell is $2,500, unless pre-approved by the Chief Compliance Officer prior to exceeding such limit.

POLITICAL CONTRIBUTIONS:

i.	Few variables matter more in our business than trust, character and reputation. Chartwell has determined that any potential association with the term “pay to play” is unacceptable and as such the Management Committee has approved the following policy. In addition, Rule 206(4)-5 under the Investment Advisers Act of 1940 provides that political contributions, under certain circumstances, may constitute a fraudulent, deceptive or manipulative act, practice or course of business.

Chartwell Associates and their immediate family members living in the same household are prohibited, without prior approval from the CCO, from directly or indirectly contributing to the political campaigns of (1) individuals that serve as board members or committee members for current clients, potential clients or individuals affiliated with such clients or (2) state or local officeholders and candidates for state or local office that are directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser to a “government entity” or have authority to appoint a person with such responsibilities. “Government entities” include:

(A) any agency, authority, or instrumentality of a State or political subdivision of a State;

(B) a pool of assets sponsored by a State or political subdivision or any agency, authority, or instrumentality thereof, including but not limited to a “defined benefit plan” or a State general fund; and

(C) a plan or program of a government entity.

This prohibition applies to individual contributions and to political action committees (PACs). The CCO will generally grant pre-approval under the following circumstances:

(A) The proposed contribution does not exceed $350 per election per candidate if the contributor would be entitled to vote for the candidate on the date of the contribution, or

(B) The proposed contribution does not exceed $150 per election per candidate if the contributor would not be entitled to vote for the candidate on the date of the contribution.

Requests for pre-approval should be submitted to the CCO using the Political Contributions Preclearance Form, attached to the Code as Form F. The Compliance Department will keep record of all such contributions.

Failure to seek pre-approval from the CCO prior to making a political contribution may result in severe legal and regulatory consequences for Chartwell. Under relevant rules, Chartwell may be prohibited, for a period of 2 years, from receiving compensation from government entity clients (or government entity investors in funds Chartwell advises) in the event of a political contribution in excess of the pre-clearance guidelines specified above.

In addition, because this prohibition may also be imposed in the event that a new employee had made a disqualifying contribution prior to joining Chartwell, the CCO will review past contributions made by new hires (and prospective new hires) at or before the time that they commence employment with Chartwell. This look-back covers two years for persons who are or will be involved in marketing activities for Chartwell, and six months for all other persons.

In the event of a disqualifying contribution by a Chartwell Associate, Chartwell may be able to avoid the prohibition on receiving compensation noted above if the contribution was returned to the donor. This exception is available only if:

(A) Chartwell discovered the disqualifying contribution within four months of when the contribution was made;

(B) the contribution did not exceed $350;

(C) the donor obtained a return of the contribution within 60 days of Chartwell’s discovery of the contribution;

(D) Chartwell has never previously relied on this exception with respect to the Chartwell Associate that made the disqualifying contribution; and

(E) After this use of the exception, Chartwell will have relied on it no more than 2 times during the current calendar year (or 3 times, in the event that Chartwell has more than 50 employees at such time).

7.	Reports of Securities Holdings and Identification of Securities Accounts.

a.	Every Chartwell Associate shall disclose to the Compliance Officer (or designee) all personal securities and open-end mutual fund* holdings (including municipal and corporate bonds and exchange traded funds for this reporting purpose) and accounts upon commencement of employment (“Initial Holdings Report”) and thereafter on an annual basis (“Annual Holdings Report”)(broker statements are accepted in lieu of completing a Annual Holdings Report). Initial Holdings Reports must be submitted no later than 10 days after commencement of employment, and the information must be current as of a date no more than 45 days prior to the date of commencement of employment. A form for this purpose may be found at Attachment 1 (Form F).

b.	Every Associate shall direct their brokers to supply to the Compliance Officer (or designee), no later than 30 days after the end of each calendar quarter, duplicate copies of the confirmation of all personal securities and mutual fund transactions (including municipal and corporate bonds and exchange traded funds for this reporting purpose) as well as account statements of which employee has both discretionary and non-discretionary authority and shall notify the Compliance Officer when the Associate opens a new securities account. A form for this purpose may be found at Attachment 1 (Form F). A transaction includes a purchase or sale, which includes the writing of an option to purchase or sell.

c.	Every Chartwell Associate shall certify upon initial employment and thereafter on an annual basis to the Compliance Officer (or designee) that:

(i)	they have received, read and understand the Code of Ethics and any amendments; and that they are subject thereto;
(ii)	they have complied with the requirements of the Code of Ethics; and
(iii)	they have reported all personal securities and open-end mutual fund* transactions and accounts required to be reported by the Code of Ethics.
(iv)	they have reported all investments of limited partnerships and a brief description of the purpose of the LP’s.
(v)	they have not been convicted of, or pleaded guilty or no contest to, any felony, or any misdemeanor involving investments or an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion, etc.

A form for this purpose may be found at Attachment 1 (Form A – new hire; B-existing associates).

8.	Review and Enforcement of Code of Ethics.

a.	The Compliance Officer (or designee) shall notify each person who becomes an Associate of their reporting requirements no later than 10 days before the first quarter in which the person is required to begin reporting. The Compliance Officer (or designee) will provide each Associate with a copy of this Code and any amendments.

b.	The Compliance Officer (or designee) will review all initial and Annual Holdings Reports.

c.	The Compliance Officer (or designee) will, on a quarterly basis, review all reported personal securities transactions to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material.

d.	If the Compliance Officer finds that a Code violation may have occurred, the Compliance Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person to the Management Committee. The Management Committee will independently determine whether the person violated the Code.

* transactions of open- and closed-end mutual funds either managed or sub-advised by Chartwell.

e.	No person shall be required to participate in a determination of whether he or she has violated the Code or discuss the imposition of any sanction against him or herself.

f.	The Compliance Officer will submit his or her own personal securities reports, as required, to an Alternate Compliance Officer who shall fulfill the duties of the Compliance Officer with respect to the Compliance Officer’s reports.

g.	If the Management Committee finds that a person has violated the Code, the Management Committee will approve an appropriate resolution of the situation, which may include any sanctions (including termination) that the Committee deems appropriate.

9.	Protection of Confidential Information Concerning Client Recommendations or Advice.

The Firm has adopted the following policies and procedures to limit access to information relating to decisions as to what advice or recommendations should be given to clients (“Advisory Information”) to those of the Firm’s officers, partners and employees who have a legitimate need to know that information:

a.	Designation of Advisory Persons. The Management Committee shall designate as “Advisory Persons” those of the Firm’s officers, partners and employees who make or participate in decisions as to what advice or recommendations should be given to clients whose duties or functions relate to the making of such recommendations or who otherwise have a legitimate need to know information concerning such matters. The Compliance Officer (or designee) will inform such persons of their status as an "Advisory Person."

b.	Obligations of Advisory Persons. In the handling of Advisory Information, Advisory Persons shall take appropriate measures to protect the confidentiality of such information. Specifically, Advisory Persons shall refrain from:

(i)        Disclosing Advisory Information to anyone other than another Advisory Person, inside or outside of the Firm (including any employee of an affiliate); except on a strict need-taken basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient; and

(ii)        Engaging in transactions—or recommending or suggesting that any person (other than a Firm client) engage in transactions – in any security to which the Advisory Information relates.

c.	General Policy Concerning Non-Advisory Persons. As a general matter, no employee of the Firm (other than those employees who are designated as Advisory Persons) or any employee of an affiliate of the Firm should seek or obtain access to Advisory Information. In the event that an employee of the Firm (other than an employee who is designated as an Advisory Person) should come into possession of Advisory Information, he or she should refrain from either disclosing the information to others or engaging in transactions (or recommending or suggesting that any person engage in transactions) in the securities to which such information relates.

10.	Monitoring Compliance with Insider Trading and Tipping Policies and Procedures.

The Compliance Officer (or designee) shall review duplicate confirmations and periodic account statements. This review is designed to (i) ensure the propriety of personal trading activity; (ii) avoid possible conflict situations; and (iii) identify transactions that may violate the prohibitions. The Compliance Officer shall immediately report any findings of possible irregularity or impropriety to the Management Committee.

Attachment 1

FORM A

Acknowledgment by New Employee of Receipt of Compliance Manual of Chartwell Investment Partners, Inc.

To:	Compliance Officer
Chartwell Investment Partners, LLC
1205 Westlakes Drive, Suite 400
Berwyn, PA 19312-2412

I hereby acknowledge receipt of a copy of the Chartwell Investment Partners, LLC Compliance Manual, Disaster Recovery Plan and Information Security Policy, which I have read and understand. I will comply fully with all provisions of these policies and procedures to the extent they will apply to me during the coming year. I further understand and acknowledge that any violation of these policies and procedures, including engaging in a prohibited transaction or failure to file reports as required, may subject me to disciplinary action, including termination of employment.

I certify that I have not, during the past ten years, (1) been convicted of, or pleaded guilty or no contest to, any felony, or any misdemeanor involving investments or an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion; (2) been enjoined by a court in connection with any investment-related activity or found by a court to have been involved in any violation of investment -related laws or rules; (3) been subject to disciplinary action or found to have violated or to have been a cause of violations by others of any law or rule by the Securities and Exchange Commission, the Commodity Futures Trading Commission, any other federal or state regulatory agency, any securities or commodities exchange or securities or commodities self-regulatory organization; or (4) been the subject of or affiliated with the subject of an order entered by any foreign government, court, regulatory agency or exchange related to investments or fraud. I am not aware of any pending proceeding, investigation or inquiry that could lead to any such event. I agree to notify Chartwell Investment Partners, LLC’s Compliance Officer immediately if I become aware of any such event, proceeding, investigation or inquiry.

I certify that I have not, during the past two years, made a political contribution of either (1) more than $150 to a candidate that I was not entitled to vote for or (2) more than $350 to a candidate that I was entitled to vote for. Such candidates as: (1) individuals that serve as board members or committee members for current clients, potential clients or individuals affiliated with such clients of Chartwell, or (2) state or local officeholders and candidates for state or local office that are directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser to a “government entity” or have authority to appoint a person with such responsibilities. (If I have, please see attached details of such contributions (complete Form G)

If you have no securities holdings or accounts, please check here. ☐

Printed Name	Signature

Date

FORM B

Annual Certification by Employee of Personal Securities Accounts, Private Placement Investments and Receipt of Compliance Manual

To:	Compliance Officer

Chartwell Investment Partners, LLC’s Code of Ethics, governed by Rule 17j-1, requires all employees to provide a certification regarding their personal securities holdings. Please carefully review each item below, check the appropriate boxes that apply and complete any applicable forms also attached.

During the preceding twelve months ended March 31, 2018:

1.	I have engaged in Private Placement or Limited Partnership investments in the past year that have not been previously disclosed. (complete attached Form E )	☐

2.	I have disclosed all of my personal securities holdings, open-end mutual fund transactions* and accounts required by the Code of Ethics.	☐

3.	I have acquired new securities holdings accounts that have not yet been disclosed . (complete attached Form F)	☐

	3.a. I have acquired new non-discretionary accounts that have not yet been disclosed (add to Form F)	☐

4.	I have no securities holdings or related accounts.	☐

5.	I certify that I have not , during the past year, (1) been convicted of, or pleaded guilty or no contest to, any felony, or any misdemeanor involving investments or an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion; (2) been enjoined by a court in connection with any investment-related activity or found by a court to have been involved in any violation of investment-related laws or rules; (3) been subject to disciplinary action or found to have violated or to have been a cause of violations by others of any law or rule by the Securities and Exchange Commission, the Commodity Futures Trading Commission, any other federal or state regulatory agency, any securities or commodities exchange or securities or commodities self-regulatory organization; or (4) been the subject of or affiliated with the subject of an order entered by any foreign government, court, regulatory agency or exchange related to investments or fraud. I am not aware of any pending proceeding, investigation or inquiry that could lead to any such event. I agree to notify Chartwell Investment Partners, LLC’s Compliance Officer immediately if I become aware of any such event, proceeding, investigation or inquiry.	☐

6.	I also, hereby acknowledge receipt of a copy of the Chartwell ‘s Compliance Manual which the Code of Ethics, Disaster Recovery Plan, Information Security Policy and any amendments, which I have read and understand. I have fully complied with the requirements of the Code of Ethics in the past year and will comply fully with all provisions of these policies and procedures to the extent they will apply to me during the coming year. I further understand and acknowledge that any violation of these policies and procedures, including engaging in a prohibited transaction or failure to file reports as required, may subject me to disciplinary action, including termination of employment.	☐

03/31/18
Signature	Date	Year Ended

* You must disclose holdings/transactions of Chartwell managed or sub-advised open-end mutual funds.

FORM C

Chartwell Pre-Clearance Form	Sample preclearance form for personal trades; in lieu of this form, send email preclearance to:
Personal Securities Transaction Pre-Clearance Form	compliance@chartwellip.com and tradingdesk@chartwellip.com with same information in body of email that’s requested on this form

I certify that the securities listed on this form have not been traded by Chartwell Investment Partners for at least (7) calendar days.

Security Name	Symbol	Buy/Sell	Shares	Executing Broker

1.

2.

3.

4.

5.

6.

7.

8.

9.

Chartwell Employee/Date	Trading Dept./Date

Compliance Dept./Date

Note: This form is valid for 48 hours.

Form D

TRISTATE CAPITAL HOLDIX	Sample preclearance form for “TSC”
TRISTATE CAPITAL HOLDIX	stock personal trades. Email to:
REQUEST FORM	compliance@chartwellip.com and
(To be Provided at Least Two (2) Business Days Prior to Proposed Transaction)	kfriedman@tscbank.com 2 days prior

To:	TriState Capital Holdings. Inc. (the ‘"Company’’) Securities Counsel

From:

Re:	Proposed transaction in the Company's securities

This is to advise you that the undersigned intends, to execute a transaction in the Company's securities on_________________________, 20__. and requests that the Company pre-clear the transaction as required by the Company's Insider Trading Policy (the "'Policy'’),

Proposed Transaction: The transaction proposed is as follows:

(i)	open market purchase or sale [select one] of ______________ shares of common stock through NASDAQ.
(ii)	gifting or other privately negotiated purchase or sale [select one] for ____________ shares of common stock.
(iii)	exercise of option to purchase ______________________ shares of common stock.
(iv)	cashless exercise of options for _______________shares of common stock
(v)	Other: _____________________________________

Parties involved: Indicate whether any other party affiliated with the undersigned will engage in the proposed transaction (including name of other party, if any): __________________________________________________

Executive Officers and Directors: Are you an Executive Officer and/or Director of the Company? ____________________

No Material Non-Public Information: The undersigned is not in possession of material non-public information (as defined in the Policy) about the Company and will not enter into the transaction if the undersigned comes into possession of material non-public information about the Company between the date of this request and the trade execution date.

Insider Trading Policy: The undersigned has lead and understands the Policy and certifies that the above proposed transaction will not violate the Policy.

The undersigned does not propose any related transactions in Company securities (such as sales of stock acquired on exercise of options) that is not described above. The undersigned agrees to advise the Company promptly if, as a result of future developments, any of the foregoing information becomes inaccurate or incomplete in any respect. The undersigned understands that the Company may require additional information about the transaction, and agrees to provide such information upon request.

Very truly yours.

Dated:
[Signature]

[Print Name]

Determination by Securities Counsel:

[____]	Pre-cleared until _______________ [not to exceed two (2) business days)l:
[____]	NOT Pre-cleared.

Dated:

FORM E

Employee Private Placement and Limited Partnership Investments

Only report holdings in private placements and limited partnership investments acquired during the last year.

If you have no holdings in private placements and limited partnership investments , please write “N/A” in the first blank window.

Please sign and return completed form.

Name of Private Placement or Limited Partnership	Amount of Initial Investment	Date of Investment	Purpose of LP

Signature	Date	Year Ended

FORM F

Report of Initial and Updated Disclosure of Personal Securities Holdings and Accounts

This report shall set forth information regarding each security holding in which you or an immediate family member residing in your household have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a client of Chartwell Investment Partners, LLC. Refer to the Compliance Manual for additional filing instructions. This report shall also set forth information regarding each account in which any securities were held for your direct or indirect benefit.

Securities Holdings (In lieu of listing each security position below, you may attach copies of brokerage statements, and return this form and copies of the brokerage statements to the Compliance Officer.)

Name of	Ticker Symbol or	Type of Security	No. of Shares, Principal Amount,
Issuer/Title of	Cusip No. as	(Common, Bond,	Maturity Date, Interest Rate (as
Security	applicable	Option, etc.)	applicable)

Securities Accounts

Name of Broker, Dealer or Bank	Date Account Established	Name on and Type of Account

•	To the best of my knowledge, I have disclosed all of my Security Holdings and Accounts.

Signature	Date	Year Ended

FORM G – Political Contribution	List any political contributions made in the last two years here

All contributions and payments must comply with applicable federal, state and local laws, rules and regulations.

Employee’s Name: _______________________________

Title: _______________________________

Name of person or entity making the contribution (if other than

Employee): _______________________________

_________________________

Recipient’s Name: _______________________________

Title: _________________________________

List the office or position for which the recipient is running:

If the recipient currently holds a government office or position, list that office or position:

Proposed contribution amount (dollar value):

If previous contributions have been made to the same candidate in the same election, list the aggregate amount of all previous contributions:

______________________________

Are you eligible to vote for the candidate?   Yes / No     If no, explain: _________________________________

______________________________________________________________________________________

By signing below, I am attesting to the fact that I have not and will not, solicit contributions from others, or coordinate contributions to elected officials, current candidates, or political parties where Adviser is providing or seeking government business.

Date of contribution: __________             Employee Signature: ___________________________________

CCO Use Only

_______ Approved	_______ Not Approved

Reviewed by: ____________________	Date: ____________________________